     Exhibit 1.2

Pricing Agreement

     January 28, 2004

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
UBS Securities LLC
   As representatives of the Underwriters
   named in Schedule I hereto
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     Lincoln National Corporation, an Indiana corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated January 28, 2004 (the “Underwriting Agreement”) executed by the Company, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty which refers to the Final Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined), and also a representation and warranty as of the date of this Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount or the number of shares, as the case may be, of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, constitute a binding agreement between each of the Underwriters and the Company. This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

     It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers hereof.

Very truly yours,

LINCOLN NATIONAL CORPORATION

By:	/s/ James E. Cruickshank

Name: James E. Cruickshank Title: Second Vice President

Accepted as of the date hereof:

J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
UBS Securities LLC

As Representatives of the Underwriters
Named in Schedule I hereto

By: J.P. Morgan Securities Inc.

On behalf of each of the Underwriters
Named in Schedule I hereto

By:	/s/ Robert Bottamed
Name: Robert Bottamed Title: Vice President

SCHEDULE I

Principal Amount or Number of
Underwriters	Shares of Securities to Be Purchased

J.P. Morgan Securities Inc.	$120,000,000
Citigroup Global Markets Inc.	40,000,000
HSBC Securities (USA) Inc.	13,334,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	13,333,000
UBS Securities LLC	13,333,000

Total	$200,000,000

SCHEDULE II

Underwriting Agreement dated January 28, 2004

Registration Statement Nos. 333-84728 and 333-49201

Underwriters:

J.P. Morgan Securities Inc. Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC

Title, Purchase Price and Description of Securities:

Title: 4.75 % notes due 2014

Aggregate principal amount: $200,000,000

Number of Shares: N/A

Price to the public: 99.297%

Purchase price (include accrued interest or amortization, if any): 98.647%

Sinking fund provisions: No sinking fund provisions.

Redemption provisions: No redemption provisions.

Other provisions: None.

Maturity: February 15, 2014

Interest Rate: 4.75 % payable from February 2, 2004

Interest Payment Dates: Each February 15 and August 15, commencing on August 15, 2004

Record Dates: Next preceding February 1 for February 15 Interest Payment Date and August 1 for August 15 Interest Payment Date

Closing Date, Time and Location:

9:00 a.m., New York City time, February 2, 2004

Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004

Delayed Delivery Arrangements: None.

Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 5(g) at the time this Agreement is executed: None.

Addresses of Underwriters for purposes of this Agreement:

J.P. Morgan Securities Inc. Citigroup Global Markets Inc. HSBC Securities (USA) Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC As representatives of the Underwriters named in Schedule I hereto

c/o J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10017